As filed with the Securities and Exchange Commission on October 27, 2006

Registration No. 333-137513

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6172	54-2157878
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 Boylston Street, Suite 1600 Boston, Massachusetts 02116 (617) 848-2500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John K. Bray

Chief Financial Officer

500 Boylston Street, Suite 1600

Boston, Massachusetts 02116

(617) 848-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the Exhibit Index and to file Exhibit 10.14.1 to the registration statement as indicated in Item 16(a) of Part II of this amendment. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the Exhibit Index of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.

†3.1	Amended and Restated Certificate of Incorporation of Registrant (and amendments thereto).

*3.2	Form of Certificate of Incorporation of NewStar Financial, Inc. to be in effect after the closing of the offering made under this Registration Statement.

†3.3	Bylaws of Registrant.

*3.4	Form of Amended and Restated Bylaws of NewStar Financial, Inc. to be in effect after the closing of the offering made under this Registration Statement.

†4.1	Stockholders’ Agreement, dated as of June 18, 2004, among Novus Capital, Inc. and the Stockholders party thereto.

†4.1.2	First Amendment to Stockholders’ Agreement, dated as of August 22, 2005, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004.

†4.1.3	Second Amendment to Stockholders’ Agreement, dated as of June 5, 2006, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004.

*4.2	Form of Common Stock Certificate.

†4.3	Form of Warrant to Purchase Preferred Stock.

*5.1	Opinion of Weil, Gotshal & Manges LLP.

†10.1	Investor Subscription Agreement, dated as of June 17, 2004, Novus Capital, Inc. and the Investors listed on the signature pages thereto.

†10.2	Founders Subscription Agreement, dated as of June 17, 2004, by and among Novus Capital, Inc. and the Investors listed on the signature pages thereto.

†10.3.1	Lease, dated as of August 18, 2004, between Five Hundred Boylston West Venture, as landlord, and NewStar Financial, Inc., as tenant.

†10.3.2	First Amendment to Lease, dated as of March 26, 2005, between Five Hundred Boylston West Venture, as landlord, and NewStar Financial, Inc., as tenant.

†10.4.1	Form of Restricted Stock Agreement.

†10.4.2	Restricted Stock Agreement, dated as of June 17, 2004, between Novus Capital LLC and Timothy J. Conway.

†10.4.3	Restricted Stock Agreement, dated as of June 17, 2004, between Novus Capital LLC and Peter A. Schmidt-Fellner.

†10.4.4	Restricted Stock Agreement, dated as of February 4, 2005, between Novus Capital LLC and John Kirby Bray.

†10.5.1	Form of Stock Pledge Agreement between certain institutional investors and Novus Capital, Inc.

Exhibit Number	Description

†10.5.2	Form of Stock Pledge Agreement between management and Novus Capital, Inc.

†10.6.1	Note Agreement, dated as of March 11, 2005, between NewStar Financial, Inc., as issuer, and Fortress Credit Corp., as initial purchaser and administrative agent and the additional purchasers from time to time thereto.

†10.6.2	Letter amending the Note Agreement, dated as of July 20, 2005, between NewStar Financial, Inc., as issuer, and Fortress Credit Corp., as administrative agent and holder.

†10.6.3	Notice of Offering, dated as of November 4, 2005 by and among NewStar Financial, Inc., Fortress Credit Corp., as administrative agent and initial purchaser and the additional purchasers from time to time.

†10.7.1	Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006, by and among NewStar CP Funding LLC, as borrower, NewStar Financial, Inc., as originator and servicer, Wachovia Bank, National Association, as swingline purchaser, Wachovia Capital Markets, LLC, as administrative agent and VFCC Agent, U.S. Bank National Association, as trustee, Lyon Financial Services, Inc. as backup servicer and each of the conduit purchaser and purchaser agents thereto from time to time.

†10.8.1	Sale and Servicing Agreement, dated as of June 8, 2006, by and among NewStar Commercial Loan Trust 2006-1, as Issuer, NewStar Commercial Loan LLC 2006-1, as Trust Depositor, NewStar Financial, Inc., as Servicer and Originator, U.S. Bank National Association, as Trustee, Lyon Financial Services Inc., as Backup Servicer, and Wilmington Trust Company, as Owner Trustee.

†10.8.2	Commercial Loan Sale Agreement, dated as of June 8, 2006, between NewStar Financial Inc., as Originator, and NewStar Commercial Loan LLC 2006-1, as Trust Depositor.

†10.8.3	Note Purchase Agreements by NewStar Commercial Loan Trust 2006-1.

†10.8.4	Purchase Agreement, dated as of May 25, 2006, between NewStar Commercial Loan Trust 2006-1, as Trust Depositor, and Wachovia Capital Markets LLC, Citigroup Global Markets Inc. and Harris Nesbitt Corp., as Initial Purchasers.

†10.8.5	Indenture, dated as of June 8, 2006, by and between NewStar Commercial Loan Trust 2006-01, as issuer, and U.S. Bank National Association, as Trustee, relating to Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes due March 30, 2022.

†10.9.1.1	Sale and Servicing Agreement, dated as of November 30, 2005, by and among NewStar Credit Opportunities Funding I Ltd., as Seller, NewStar Credit Opportunities Fund, Ltd., as the Fund, NewStar Financial, Inc., as Originator, IXIS Financial Products Inc., as Swingline Purchaser, Wachovia Capital Markets, LLC, as Documentation Agent, U.S. Bank National Association as Collateral Administrator and Collateral Custodian, Lyon Financial Services, Inc., as Backup Collateral Manager, and the conduit purchasers party thereto.

†10.9.1.2	Amendment No. 1 to Sale and Servicing Agreement, dated as of March 13, 2006.

†10.9.2	Amended and Restated Management Agreement dated as of November 29, 2005, by and among NewStar Credit Opportunities Funding I Ltd., as the SPE, and NewStar Financial, Inc.

†10.10.1.1	Secured Loan and Servicing Agreement, dated as of August 26, 2005, by and among NewStar Short-Term Funding LLC, as Borrower, NewStar Financial, Inc., as Originator and Servicer, MMP-5Funding, LLC, as Lender, IXIS Financial Products Inc., as Administrative Agent, and U.S. Bank National Association, as Trustee.

Exhibit Number		Description

†10.10.1.2		Amendment No. 1 to Secured Loan and Servicing Agreement, dated as of November 30, 2005.

†10.10.1.3		Amendment No. 2 to Secured Loan and Servicing Agreement, dated as of March 14, 2006.

†10.10.1.4		Amendment No. 3 to Secured Loan and Servicing Agreement, dated as of August 24, 2006.

†10.11.1		Note Purchase Agreement, dated as of March 21, 2006, by and among NewStar Structured Finance Opportunities, LLC, as Issuer, NewStar Financial, Inc., as Limited Recourse Provider, MMP-5 Funding, LLC, as Swingline Lender, IXIS Financial Products Inc., as Investor Agent, and U.S. Bank National Association, as Trustee and the Investor Party hereto.

†10.11.2		Purchase and Sale Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Buyer, and NewStar Financial, Inc., as Seller.

†10.11.3		Collateral Management Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Issuer, and NewStar Financial, Inc. as Collateral Manager.

†10.11.4		Security Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Issuer, and U.S. Bank National Association, as Trustee and Custodian.

†10.12.1		Sale and Servicing Agreement, dated as of August 10, 2005, by and among NewStar Trust 2005-1, as Issuer, NewStar LLC 2005-1, as Trust Depositor, NewStar Financial, Inc., as Originator and Servicer, U.S. Bank National Association, as Indenture Trustee, Lyon Financial Services, as Backup Servicer, and Wilmington Trust Company, as Owner Trustee.

†10.12.2		Commercial Loan Sale Agreement, date as of August 10, 2005, between NewStar Financial, Inc., as Originator, and NewStar LLC 2005-1, as Trust Depositor.

†10.12.3		Class A-2 Note Purchase Agreement, dated as of August 10, 2005, between NewStar Trust 2005-1, as Issuer, and U.S. Bank National Association, Class A-2 Agent.

†10.12.4		Purchase Agreement, dated August 10, 2005, between NewStar Trust 2005-1, as Trust Depositor, and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and IXIS Securities North America Inc., as Initial Purchasers.

†10.12.5		Indenture, dated as of August 10, 2005, between NewStar Trust 2005-1, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

†10.13.1		Sale and Servicing Agreement, dated as of December 30, 2005, by and among NewStar Financial, Inc., as Servicer and Seller, NewStar Warehouse Funding 2005 LLC, as Purchaser, and Lyon Financial Services, Inc. as Backup Servicer (includes Exhibit A to agreement).

†10.13.2		Note Purchase Agreement, dated as of December 30, 2005, by and among NewStar Warehouse Funding 2005 LLC, as Issuer, NewStar Financial Inc., as Seller and Servicer and Citigroup Global Markets Realty Corp., as Note Purchaser.

†10.13.3		Indenture, dated as of December 30, 2005, by and between NewStar Warehouse Funding 2005 LLC, as issuer, and U.S. Bank National Association, as Trustee and Custodian.

†10.13.4		First Omnibus Amendment, dated as of April 27, 2006.

†10.13.5		Second Omnibus Amendment, dated as of June 7, 2006.

10.14.1	(1)	Management Agreement, dated as of August 3, 2005, by and between NewStar Credit Opportunities Fund, Ltd. and NewStar Financial, Inc., as manager.

*11.1		Statement re computation of per share earnings.

Exhibit Number	Description

†21.1	Subsidiaries of the Company.

†23.1	Consent of KPMG LLP.

*23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

†24.1	Power of Attorney.

*	To be filed by amendment.
†	Previously filed.
(1)	Pursuant to a request for confidential treatment, portions of the exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 2006.

NEWSTAR FINANCIAL, INC.

By:	/S/ TIMOTHY J. CONWAY
Name:	Timothy J. Conway
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on October 27, 2006.

Signature	Title

/S/ TIMOTHY J. CONWAY Timothy J. Conway	President, Chief Executive Officer and Chairman (Principal Executive Officer)

/S/ JOHN K. BRAY John K. Bray	Chief Financial Officer (Principal Financial and Accounting Officer)

* T. Kimball Brooker, Jr.	Director

* Mark K. Gormley	Director

* Mani A. Sadeghi	Director

*By:	/S/ JOHN K. BRAY
John K. Bray Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.

†3.1	Amended and Restated Certificate of Incorporation of Registrant (and amendments thereto).

*3.2	Form of Certificate of Incorporation of NewStar Financial, Inc. to be in effect after the closing of the offering made under this Registration Statement.

†3.3	Bylaws of Registrant.

*3.4	Form of Amended and Restated Bylaws of NewStar Financial, Inc. to be in effect after the closing of the offering made under this Registration Statement.

†4.1	Stockholders’ Agreement, dated as of June 18, 2004, among Novus Capital, Inc. and the Stockholders party thereto.

†4.1.2	First Amendment to Stockholders’ Agreement, dated as of August 22, 2005, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004.

†4.1.3	Second Amendment to Stockholders’ Agreement, dated as of June 5, 2006, entered in connection with the Stockholders’ Agreement, dated as of June 18, 2004.

*4.2	Form of Common Stock Certificate.

†4.3	Form of Warrant to Purchase Preferred Stock.

*5.1	Opinion of Weil, Gotshal & Manges LLP.

†10.1	Investor Subscription Agreement, dated as of June 17, 2004, Novus Capital, Inc. and the Investors listed on the signature pages thereto.

†10.2	Founders Subscription Agreement, dated as of June 17, 2004, by and among Novus Capital, Inc. and the Investors listed on the signature pages thereto.

†10.3.1	Lease, dated as of August 18, 2004, between Five Hundred Boylston West Venture, as landlord, and NewStar Financial, Inc., as tenant.

†10.3.2	First Amendment to Lease, dated as of March 26, 2005, between Five Hundred Boylston West Venture, as landlord, and NewStar Financial, Inc., as tenant.

†10.4.1	Form of Restricted Stock Agreement.

†10.4.2	Restricted Stock Agreement, dated as of June 17, 2004, between Novus Capital LLC and Timothy J. Conway.

†10.4.3	Restricted Stock Agreement, dated as of June 17, 2004, between Novus Capital LLC and Peter A. Schmidt-Fellner.

†10.4.4	Restricted Stock Agreement, dated as of February 4, 2005, between Novus Capital LLC and John Kirby Bray.

†10.5.1	Form of Stock Pledge Agreement between certain institutional investors and Novus Capital, Inc.

†10.5.2	Form of Stock Pledge Agreement between management and Novus Capital, Inc.

†10.6.1	Note Agreement, dated as of March 11, 2005, between NewStar Financial, Inc., as issuer, and Fortress Credit Corp., as initial purchaser and administrative agent and the additional purchasers from time to time thereto.

†10.6.2	Letter amending the Note Agreement, dated as of July 20, 2005, between NewStar Financial, Inc., as issuer, and Fortress Credit Corp., as administrative agent and holder.

Exhibit Number	Description
†10.6.3	Notice of Offering, dated as of November 4, 2005 by and among NewStar Financial, Inc., Fortress Credit Corp., as administrative agent and initial purchaser and the additional purchasers from time to time.

†10.7.1	Amended and Restated Sale and Servicing Agreement, dated as of April 5, 2006, by and among NewStar CP Funding LLC, as seller, NewStar Financial, Inc., as originator and servicer, Wachovia Bank, National Association, as swingline purchaser, Wachovia Capital Markets, LLC, as administrative agent and VFCC Agent, U.S. Bank National Association, as trustee, Lyon Financial Services, Inc. as backup servicer and each of the conduit purchaser and purchaser agents thereto from time to time.

†10.8.1	Sale and Servicing Agreement, dated as of June 8, 2006, by and among NewStar Commercial Loan Trust 2006-1, as Issuer, NewStar Commercial Loan LLC 2006-1, as Trust Depositor, NewStar Financial, Inc., as Servicer and Originator, U.S. Bank National Association, as Trustee, Lyon Financial Services Inc., as Backup Servicer, and Wilmington Trust Company, as Owner Trustee.

†10.8.2	Commercial Loan Sale Agreement, dated as of June 8, 2006, between NewStar Financial Inc., as Originator, and NewStar Commercial Loan LLC 2006-1, as Trust Depositor.

†10.8.3	Note Purchase Agreements by NewStar Commercial Loan Trust 2006-1.

†10.8.4	Purchase Agreement, dated as of May 25, 2006, between NewStar Commercial Loan Trust 2006-1, as Trust Depositor, and Wachovia Capital Markets LLC, Citigroup Global Markets Inc. and Harris Nesbitt Corp., as Initial Purchasers.

†10.8.5	Indenture, dated as of June 8, 2006, by and between NewStar Commercial Loan Trust 2006-01, as issuer, and U.S. Bank National Association, as Trustee, relating to Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Notes due March 30, 2022.

†10.9.1.1	Sale and Servicing Agreement, dated as of November 30, 2005, by and among NewStar Credit Opportunities Funding I Ltd., as Seller, NewStar Credit Opportunities Fund, Ltd., as the Fund, NewStar Financial, Inc., as Collateral Manager, IXIS Financial Products Inc., as Swingline Purchaser, Wachovia Capital Markets, LLC, as Documentation Agent, U.S. Bank National Association as Collateral Administrator and Collateral Custodian, Lyon Financial Services, Inc., as Backup Collateral Manager, and the conduit purchasers party thereto.

†10.9.1.2	Amendment No. 1 to Sale and Servicing Agreement, dated as of March 13, 2006.

†10.9.2	Amended and Restated Management Agreement dated as of November 29, 2005, by and among NewStar Credit Opportunities Funding I Ltd., as the SPE, and NewStar Financial, Inc.

†10.10.1.1	Secured Loan and Servicing Agreement, dated as of August 26, 2005, by and among NewStar Short-Term Funding LLC, as Borrower, NewStar Financial, Inc., as Originator and Servicer, MMP-5Funding, LLC, as Lender, IXIS Financial Products Inc., as Administrative Agent, and U.S. Bank National Association, as Trustee.

†10.10.1.2	Amendment No. 1 to Secured Loan and Servicing Agreement, dated as of November 30, 2005.

†10.10.1.3	Amendment No. 2 to Secured Loan and Servicing Agreement, dated as of March 14, 2006.

†10.10.1.4	Amendment No. 3 to Secured Loan and Servicing Agreement, dated as of August 24, 2006.

†10.11.1	Note Purchase Agreement, dated as of March 21, 2006, by and among NewStar Structured Finance Opportunities, LLC, as Issuer, NewStar Financial, Inc., as Limited Recourse Provider, MMP-5 Funding, LLC, as Swingline Lender, IXIS Financial Products Inc., as Investor Agent, and U.S. Bank National Association, as Trustee and the Investor Party hereto.

†10.11.2	Purchase and Sale Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Buyer, and NewStar Financial, Inc., as Seller.

Exhibit Number		Description
†10.11.3		Collateral Management Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Issuer, and NewStar Financial, Inc. as Collateral Manager.

†10.11.4		Security Agreement, dated as of March 21, 2006, between NewStar Structured Finance Opportunities, LLC, as Issuer, and U.S. Bank National Association, as Trustee and Custodian.

†10.12.1		Sale and Servicing Agreement, dated as of August 10, 2005, by and among NewStar Trust 2005-1, as Issuer, NewStar LLC 2005-1, as Trust Depositor, NewStar Financial, Inc., as Originator and Servicer, U.S. Bank National Association, as Indenture Trustee, Lyon Financial Services, as Backup Servicer, and Wilmington Trust Company, as Owner Trustee.

†10.12.2		Commercial Loan Sale Agreement, date as of August 10, 2005, between NewStar Financial, Inc., as Originator, and NewStar LLC 2005-1, as Trust Depositor.

†10.12.3		Class A-2 Note Purchase Agreement, dated as of August 10, 2005, between NewStar Trust 2005-1, as Issuer, and U.S. Bank National Association, Class A-2 Agent.

†10.12.4		Purchase Agreement, dated August 10, 2005, between NewStar Trust 2005-1, as Trust Depositor, and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and IXIS Securities North America Inc., as Initial Purchasers.

†10.12.5		Indenture, dated as of August 10, 2005, between NewStar Trust 2005-1, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

†10.13.1		Sale and Servicing Agreement, dated as of December 30, 2005, by and among NewStar Financial, Inc., as Servicer and Seller, NewStar Warehouse Funding 2005 LLC, as Purchaser, and Lyon Financial Services, Inc. as Backup Servicer (includes Exhibit A to agreement).

†10.13.2		Note Purchase Agreement, dated as of December 30, 2005, by and among NewStar Warehouse Funding 2005 LLC, as Issuer, NewStar Financial Inc., as Seller and Servicer and Citigroup Global Markets Realty Corp., as Note Purchaser.

†10.13.3		Indenture, dated as of December 30, 2005, by and between NewStar Warehouse Funding 2005 LLC, as issuer, and U.S. Bank National Association, as Trustee and Custodian.

†10.13.4		First Omnibus Amendment, dated as of April 27, 2006.

†10.13.5		Second Omnibus Amendment, dated as of June 7, 2006.

10.14.1	(1)	Management Agreement, dated as of August 3, 2005, by and between NewStar Credit Opportunities Fund, Ltd. and NewStar Financial, Inc., as manager.

*11.1		Statement re computation of per share earnings.

†21.1		Subsidiaries of the Company.

†23.1		Consent of KPMG LLP.

*23.2		Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

†24.1		Power of Attorney.

*	To be filed by amendment.
†	Previously filed.
(1)	Pursuant to a request for confidential treatment, portions of the exhibit have been redacted from the publicly filed document and have been furnished separately to the SEC as required by Rule 406 under the Securities Act.